Exhibit 99.1

AKES.OB (OTC)

LA JOLLA, CA, January 20, 2005

Akesis Pharmaceuticals (Nevada) (formerly known as Liberty Mint) announces completion of acquisition of Akesis Pharmaceuticals (Delaware) and names key employees and directors of the post merger company.

On December 9, 2004, Akesis Pharmaceuticals (Nevada) closed the merger of Ann Arbor Acquisition Corporation, a wholly owned subsidiary of Akesis Pharmaceuticals (Nevada), with and into Akesis Pharmaceuticals (Delaware). Akesis Pharmaceuticals (Delaware) is the surviving corporation and is now a wholly owned subsidiary of Akesis Pharmaceuticals (Nevada). Akesis Pharmaceuticals (Nevada) contemplates continuing the business of Akesis Pharmaceuticals (Delaware), as described below.

On January 18, 2005, Akesis Pharmaceuticals (Nevada) also changed its name (from Liberty Mint, Ltd. to Akesis Pharmaceuticals, Inc.) and trading symbol (from LBML to AKES.OB) to reflect the new focus of the company.

Mr. Edward B. Wilson has been named President and Chief Executive Officer of Akesis Pharmaceuticals (Nevada). Mr. Wilson has recently been divisional director at Medtronic MiniMed. He was involved from the startup phase through 18 years of growth of that business. Medtronic MiniMed was a pioneering leader in developing highly effective solutions for managing diabetes. Mr. Wilson, who has held a variety of sales and marketing positions in other biomedical companies such as Zimmer USA and IMED, brings significant diabetes and industry experience to Akesis Pharmaceuticals.

Mr. John T. Hendrick has been named chief financial officer of Akesis Pharmaceuticals (Nevada). Mr. Hendrick previously has been Vice Chairman and Chief Financial Officer of The Cassidy Companies, Inc., one of the largest government and public affairs firms in Washington, D.C. He was also a Managing Director of Galway Partners, L.L.C., a Washington, DC-based merchant bank. Prior to joining Cassidy and Galway, Mr. Hendrick was a general partner with Avalon Ventures, a San Diego-based venture capital firm. In addition, Mr. Hendrick also serves on the investment committees of Innova Capital (formerly Poland Partners), a Warsaw-based venture capital fund, and Taiwan-based venture capital funds Taiwan Mezzanine Fund and Greater China Private Equity Fund. New directors of Akesis Pharmaceuticals (Nevada) are Kevin J. Kinsella (founder of Avalon Ventures, and Founding Chairman of Athena, Aurora, Landmark, Microcide, Neorx, Onyx, Sytera, Synaptics, Vertex, X-Ceptor and Sequana and several other private and publicly traded biotech and health care companies), John F. Steel IV, who is Chairman and CEO of Microislet Inc., and Mr. Edward B.Wilson.

Akesis Pharmaceuticals (Nevada) is a pharmaceutical company with a patent portfolio of novel treatment formulations for diabetes and other metabolic disorders. The company’s patents cover both potential prescription and over the counter treatments which have demonstrated utility in lowering and controlling glucose levels in patients with Type II diabetes. Oral anti-diabetic agents represent a multi billion-dollar industry in the United States.

Akesis Pharmaceuticals (Nevada) believes that the initial safety and efficacy profile of various formulations provides a broad technology platform for long term therapeutic and business opportunities in the global diabetes market.

Note regarding forward-looking statements: This press release contains forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995 (the “Act”). Akesis Pharmaceuticals (Nevada) disclaims any intent or obligation to update these forward-looking statements, and claims the protection of the Safe Harbor for forward-looking statements contained in the Act. Examples of such statements include, but are not limited to, any statements relating to the long term therapeutic and business opportunities in the global diabetes market. Such statements are based on management’s current expectations, but actual results may differ materially due to various factors. Such statements involve risks and uncertainties, including, but not limited to, those risks and uncertainties relating to difficulties or delays in development, testing, regulatory approval, production and marketing of the Company’s drug candidates, unexpected adverse side effects or inadequate therapeutic efficacy of the Company’s drug candidates that could slow or prevent clinical development, product approval or market acceptance (including the risk that current and past results of clinical trials are not necessarily indicative of future results of clinical trials).